As filed with the Securities and Exchange Commission on July 29, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Compass EMP Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

17605 Wright Street
Omaha, NE 68130

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Compass EMP U.S. Discovery 500 Enhanced Volatility Weighted Index ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-181176

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 24 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176 and 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-14-003008) on June 27, 2014, which is incorporated herein by reference.

The Trust currently consists of 19 separate series.  The series to which this filing relates and their respective IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Compass EMP U.S. Discovery 500 Enhanced Volatility Weighted Index ETF	46‐5079432

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated April 12, 2012 is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on May 4, 2012 (Accession Number: 0000910472-12-001340).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated February 21, 2013, is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on July 19, 2013 (Accession No. 0000910472-13-002813).

C.
Registrant’s By-Laws dated April 12, 2012 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on May 4, 2012 (Accession No. 0000910472-12-001340).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Compass EMP Funds Trust

July 29, 2014

/s/ Robert W. Walker
Robert W. Walker Treasurer